Exhibit 99.8

PERSONAL & CONFIDENTIAL

PERFORMANCE UNIT AGREEMENT

Under the

AMSOUTH BANCORPORATION 2006 LONG TERM INCENTIVE COMPENSATION PLAN

You are hereby informed that Regions Financial Corporation has granted you Performance Units under the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the Plan). Your Performance Units give you a potential cash payout, based on Regions’ performance for the period as specifically detailed in the enclosed Notice of Performance Unit Grant.

This grant is being made under the Plan in conjunction with your stock option and restricted stock grants, and therefore has the same effective date of April 24, 2007. Actual payouts will be determined based on Regions’ cumulative operating earnings per share performance over a two year Performance Period from January 1, 2007 through December 31, 2008.

The performance measure will be cumulative Operating Earnings Per Share (Operating EPS). “Operating EPS” is defined as earnings from continuing operations, less one-time charges and merger related charges, which are presented as “non-GAAP financial measures” in the Company’s quarterly earnings releases, and the quarterly and annual reports filed with the Securities and Exchange Commission. A Target Payout will be made if Regions achieves exactly $5.90 cumulative Operating EPS. A Maximum Payout of 3.0 times the Target Payout will be made if Regions achieves exactly $6.15 or greater cumulative operating EPS. Payouts at performance levels other than those noted will be calculated using straight-line interpolation. In order for any payout to be made, Regions must achieve cumulative Operating EPS of at least $5.65. The Compensation Committee of the Board of Directors will determine Regions’ performance against goals and the amount of any payouts, and their determinations will be final. In no event, except a Change in Control as indicated in paragraph (b) below, will any payout be made unless and until the Compensation Committee certifies in writing that the performance goals and any other material terms (within the meaning of Treasury Regulation section 1.162-27(e) (5)) were in fact satisfied with respect to the Performance Units.

Except as indicated in (a), (b) or (c) below, payouts will be made as soon as administratively feasible following December 31, 2008, but in no event later than March 15, 2009. If any of the following events occur during the Performance Period, payouts will be determined as noted:

(a)	Death, Disability or Retirement at or After Age 55: If any of these events occur during the first year of the Performance Period, a prorated payout (1/2) will be calculated based on Regions’ performance against the goals through that full year period, and payment will be made no later than March 15th of the year following the year in which the event occurs. If the event occurs in the second year of the Performance Period, a full payout will be determined at the end of the second year as normal.

(b)	Change in Control: If a Change In Control occurs while you are employed by the Company during the second year of the Performance Period, a calculation of a full-term payout amount will be made as described above based on Regions’ performance for the period ending at the end of the year prior to any Change in Control as defined in the Plan (rather than for the two-year period) and that amount will be paid unless the calculated payout is below the full-term Target Payout level, in which case the full-term Target Payout amount will be paid. If a Change in Control occurs during the first year of the Performance Period, a Target Payout will be made.

There will be no proration of payouts (that is, no reduction in payouts due solely to the fact that less than the full two-year term had elapsed prior to the Change in Control) in the event of a payout following a Change in Control. Payment will be made promptly when the Change in Control occurs, and in no event later than March 15th of the year following the year in which the Change in Control occurs.

(c)	Other Termination of Employment: In the case of termination of employment for any other reasons, payouts will be forfeited.

An approved leave of absence of six months or less, in accordance with the written policy of Regions, will not be considered a termination of employment for purposes of the foregoing. Any other leave of absence will be considered a termination of employment for purposes of the foregoing unless you have a statutory or contractual right to reemployment. A transfer of employment from the Corporation to a Subsidiary, or from a Subsidiary to the Corporation or another Subsidiary, will not be considered a termination of employment for purposes of the foregoing unless the Committee expressly provides otherwise in writing.

Any amounts that may be earned pursuant to this document are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (4) (C) of the Code. Any provision of this document that would prevent any such amount from so qualifying shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Also, any amounts that may be earned pursuant to this document are intended to be exempt from the application of Section 409A of the Code by reason of the short-term deferrals exemption under applicable regulatory guidance. This document shall be administered, interpreted and construed to carry out such intention, and any provision of this document that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, Regions does not represent, warrant or guarantee that any amount that may be earned pursuant to this Agreement will not be includible in your gross income pursuant to Section 409A(a)(1)(A) of the Code, nor does Regions make any other representation, warranty or guaranty to you as to the tax consequences of the Performance Units or this document.

This document, which constitutes the Award Agreement required by the Plan, is subject to the terms and conditions of the Plan, which are incorporated herein by reference as if fully set forth herein. In the event of any conflict or inconsistency between the provisions of this Award Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan will control. You should also pay particular attention to the Plan and its prospectus since they set forth other provisions applicable to your Performance Unit grant. References to defined terms in the Plan are capitalized in this Award Agreement.

The prospectus for the Plan and the Plan document itself provide you helpful information and explanation related to your grant. These documents are obtainable by logging on to the Executive Web Site via your office personal computer at http://hrweb1/executive/. If you do not have access to the Executive Web site or to a personal computer and would like copies of the documents, please contact Executive Compensation at (205) 801-0400. Please refer to this information for a complete explanation of how the Plan works.

I congratulate you on your award. Thank you for your service to Regions!

REGIONS FINANCIAL CORPORATION

By:
Name:
Title:

LONG TERM INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT GRANT

APRIL 24, 2007

Yother, Alton E.

Award Date	Award Type	Threshold	Target	Maximum	Payment Date	Payment Factor	Payment
4/24/2007	PU**

**-	100% weighted performance measure of 2 year cumulative EPS.

Vesting Schedule

Normal	Disability	Death	Retirement	Cause	CIC	Other
12/31/2008 For 4/24/2007 Grant Date	Year one = Prorated 1/2 calculated payout made at year-end. Year two = full payout at year-end.	Year one = Prorated 1/2 calculated payout made at year-end. Year two = full payout at year-end.	Year one = Prorated 1/2 calculated payout made at year-end. Year two = full payout at year-end.	Forfeit	Calculation
of a full-
term payout
will be
made based
on
performance
for the
period
ending at
year-end
prior to
change in
control.

Calculated
payout to be
made unless
the
calculated
payout is
below the
full-term
target
payout. In
such a case,
the full-term
target
payout will
be paid.

Forfeit

By your signature below and the enclosed grant agreement, you and Regions agree that these performance units are granted under and governed by the terms and conditions of the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (available on the executive compensation web site at http://hrweb1/Webs/Executive) and the Performance Unit Agreement, which is enclosed and made a part of this document

Name	Date

Please sign one copy of this document and resturn to Executive Compensation, BAC-16 in the enclosed pre-addressed interoffice envelope.